Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com
Terra Capital, Inc. Announces Completion of Tender Offer for
Any and All of its 7.00% Senior Notes Due 2017
SIOUX CITY, IOWA (October 27, 2009)—Terra Capital, Inc. (“Terra Capital”), a wholly-owned subsidiary of Terra Industries Inc. (“Terra”) (NYSE: TRA), today announced that it has completed its previously announced cash tender offer and consent solicitation (the “Tender Offer”) for its outstanding $330,000,000 7.00% Senior Notes due 2017 (CUSIP No. 88089PAF0) (the “2017 Notes”). The Tender Offer expired at 12:00 midnight, New York City time on Monday, October 26, 2009 (the “Expiration Date”). As of the Expiration Date, Terra Capital had received tenders from holders of approximately $317.5 million aggregate principal amount of the 2017 Notes, representing approximately 96.2% of the outstanding 2017 Notes.
Today, Terra Capital accepted for purchase all 2017 Notes that were validly tendered as of the Expiration Date and payment for the validly tendered 2017 Notes was made. Holders of the 2017 Notes whose notes were validly tendered received $1,153.75 for each $1,000 principal amount of the 2017 Notes accepted for purchase plus any accrued and unpaid interest up to but not including today.
Terra Capital funded the purchase of the 2017 Notes tendered in the Tender Offer with the proceeds of its recently completed sale of 7.75% Senior Notes due 2019.
The dealer manager for the Tender Offer was Credit Suisse Securities (USA) LLC. U.S. Bank National Association served as the depositary and MacKenzie Partners, Inc. served as the information agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 (collect) or (800) 820-1653 (toll free).
This press release does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the 2017 Notes nor is this announcement an offer or solicitation of an offer to sell new securities.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information.
Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Indstries Inc.	October 27, 2009
Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	risks related to potential acquisition transactions, including that they may not be entered into or consummated,
•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,
•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,
Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Indstries Inc.	October 27, 2009
•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com
Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA